Exhibit 99.1
Neurologix Announces Year End 2010 Results
Fort Lee, New Jersey (March 25, 2011) — Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for disorders of the brain and central nervous system, today announced its financial results for the year ended December 31, 2010.
For the year ended December 31, 2010, Neurologix reported a net loss of $10.2 million, as compared with a net loss of $13.5 million for the year ended December 31, 2009. The Company reported a net loss applicable to common stock for the year ended December 31, 2010 of $13.4 million, or $0.48 per basic and diluted share, as compared with a net loss applicable to common stock for the year ended December 31, 2009 of $16.4 million, or $0.59 per basic and diluted share.
Net loss for the year ended December 31, 2010 includes charges of $.46 million recognized for the change in estimated fair value of the Company’s derivative liabilities relating to certain warrants issued in connection with promissory notes issued by the Company in December 2010 (the “Notes”), as well as the Company’s Series D Convertible Preferred Stock (the “Series D Stock”) and the Company’s Series C Convertible Preferred Stock (the “Series C Stock”).
Net loss applicable to common stock for the year ended December 31, 2010 includes charges of $3.3 million, or $0.12 per basic and diluted share, related to preferred stock dividends in connection with the Series D Stock and the Series C Stock, as well as a beneficial conversion feature in connection with the issuance of the Notes. The net loss applicable to common stock for the year ended December 31, 2009 included charges of $3.0 million, or $0.11 per basic and diluted share, related to preferred stock dividends in connection with the issuance of the Series D Stock and the Series C Stock.
The Company had cash and cash equivalents of approximately $8.1 million as of December 31, 2010.
In commenting on the Company’s performance, President and Chief Executive Officer Clark A. Johnson said, “Neurologix ended 2010 reaching a significant milestone with the announcement of positive results of the Company’s Phase 2 study of NLX-P101 in patients with Parkinson’s disease, providing important validation of our work in gene therapy, which has been ongoing for more than a decade. We are off to a similarly strong start in 2011 with the March 17 publication of these results in The Lancet Neurology. The Phase 2 results strongly support the establishment of a Phase 3 clinical trial of NLX-P101 in subjects with Parkinson’s disease. We recently discussed our Phase 2 results with the FDA and plan to submit a Phase 3 protocol under a Special Protocol Assessment later this year.”
The Company also reached an important milestone in the development of a novel gene therapy approach to the treatment of depression with the October, 2010 publication of a landmark paper demonstrating the importance of the p11 gene in modulating depression in mice in the journal Science Translational Medicine.

In fiscal 2010, Neurologix was able to secure additional financing from three of its largest existing investors, or their affiliates: Corriente Advisors; GE Pension Trust; and Palisade Capital Management, LLC. These investors provided a loan in the aggregate principal amount of $7 million. Added Johnson, “The increased support demonstrates their confidence in our leadership in gene-based medicine for central nervous system and brain diseases.”
About Neurologix
Neurologix, Inc. (OTCBB:NRGX) is a clinical-stage biotechnology company dedicated to the discovery, development, and commercialization of life-altering gene transfer therapies for serious disorders of the brain and central nervous system. Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. The Company’s current programs address such conditions as Parkinson’s disease, epilepsy, depression and Huntington’s disease, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net.
Cautionary Statement Regarding Forward-Looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:
•	The Company is still in the development stage and has not generated any revenues. From inception through December 31, 2010, it incurred net losses and negative cash flows from operating activities of approximately $57.9 million and $44.4 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•	At December 31, 2010, the Company had cash and cash equivalents of approximately $8.1 million. Based on its cash flow projections, the Company will need additional financing to carry out its planned business activities and plan of operations after October 31, 2011 and to repay the promissory notes issued in 2010 as of said date. At the Company’s present level of activities, the Company’s cash and cash equivalents are believed, at this time, to be sufficient to fund its operations only until October 31, 2011. Accordingly, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company is currently seeking to raise funds, through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements, sufficient to finance its ongoing operations. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•	The Company will need to conduct future clinical trials for the treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•	There is no assurance as to when, or if, the Company will be able to successfully receive approval from the FDA on its Investigational New Drug Application to commence a Phase 1 clinical trial for the treatment of epilepsy.

•	There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of depression or Huntington’s disease to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase 1 clinical trial or that, if filed, such permission will be granted.
Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information about factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2010 Annual Report on Form 10-K. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.
Contact:
Neurologix
Marc Panoff, 201-592-6451
Chief Financial Officer
marcpanoff@neurologix.net
DJE Science
Jennifer Mallory, 312-240-2996
Jennifer.Mallory@djescience.com

NEUROLOGIX, INC.
(A Development Stage Company)
BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$8,055	$9,637
Prepaid expenses and other current assets	481	395

Total current assets	8,536	10,032
Equipment, less accumulated depreciation of $682 and $624 at December 31, 2010 and 2009, respectively	71	129
Intangible assets, less accumulated amortization of $364 and $262 at December 31, 2010 and 2009, respectively	1,065	891
Other assets	5	5

Total Assets	$9,677	$11,057

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$2,302	$1,834
Notes payable, net of discount	4,695	—
Derivative financial instruments, at estimated fair value — warrants	6,840	3,847

Total liabilities	13,837	5,681

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred Stock; 5,000,000 shares authorized
Series A — Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding at December 31, 2010 and 2009, with an aggregate liquidation preference of $1	—	—
Series C — Convertible, $0.10 par value; 700,000 shares designated, 278,849 and 281,263 shares issued and outstanding at December 31, 2010 and 2009, respectively, with an aggregate liquidation preference of $8,369 and $7,008 at December 31, 2010 and 2009, respectively	28	28
Series D — Convertible, $0.10 par value; 792,100 shares designated, 734,898 shares issued and outstanding at December 31, 2010 and 2009, with an aggregate liquidation preference of $32,547 and $29,420, at December 31, 2010 and 2009, respectively	73	73
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 27,918,148 and 27,865,010 shares issued and outstanding at December 31, 2010 and 2009, respectively	28	28
Additional paid-in capital	57,474	56,775
Deficit accumulated during the development stage	(61,763)	(51,528)

Total stockholders’ equity (deficit)	(4,160)	5,376

Total Liabilities and Stockholders’ Equity (Deficit)	$9,677	$11,057

NEUROLOGIX, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

			For the period
			February 12, 1999
	Year Ended December 31,		(inception) through
	2010	2009	December 31, 2010

Revenues	$—	$—	$—
Operating expenses:
Research and development	6,035	7,844	33,496
General and administrative expenses	3,217	2,897	22,214

Loss from operations	(9,252)	(10,741)	(55,710)

Other (expense) income:
Dividend, interest and other (expense) income, net	2	57	1,885
Interest expense-related parties	(455)	—	(866)
Change in estimated fair value of derivative financial instruments - warrants	(458)	(2,777)	(3,235)

Other (expense) income, net	(911)	(2,720)	(2,216)

Net loss	(10,163)	(13,461)	$(57,926)

Preferred stock dividends	(3,202)	(2,974)
Charge for contingent beneficial conversion feature	(72)	—

Net loss applicable to common stock	$(13,437)	$(16,435)

Net loss applicable to common stock per share, basic and diluted	$(0.48)	$(0.59)

Weighted average common shares outstanding, basic and diluted	27,867,485	27,830,714

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